Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Phoenix Tree Holdings Limited:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG Huazhen LLP

Beijing, China
July 7, 2020